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                                                                    Exhibit 10.3

                               SUBLEASE AGREEMENT

         THIS AGREEMENT (this "Sublease"), dated this 16th day of January, 2001, is made by and between Internet Capital Group Operations, Inc., a Delaware corporation with offices located at 435 Devon Park Drive, Building 600, Wayne, PA 19087 (together with any affiliate of Internet Capital Group Operations, Inc. deemed to be Tenant (as defined below) under the Lease (as defined below), "Sublessor"), and RightWorks Corporation, a California corporation with offices located at 1075 East Brokow Road, San Jose, CA 95131 ("Sublessee"):

                                    RECITALS

         WHEREAS, a lease, including all riders and exhibits attached thereto, (the "Lease") was executed as of September 20, 1996 by and between State Street Bank and Trust Company of California, N.A. as landlord ("Landlord") and Internet Capital Group, L.L.C., predecessor-in-interest to Sublessor ("ICG LLC"), The Access Fund ("Access"), Hamilton Lane Advisors ("Hamilton"), Harold S. Zlot ("Zlot") and Martin S. Gans ("Gans"), joint and several as tenant ("Tenant"), by the terms of which Suite 3705 of that certain office building located at 44 Montgomery Street in San Francisco, California 94104 consisting of approximately 3,607 square feet (the "Premises") was leased to Sublessor, as tenant, for a term of five (5) years, commencing on December 1, 1996 and ending on November 30, 2001, subject to earlier termination as provided therein;

         WHEREAS, Sublessor succeeded by operation of law to the interests of ICG LLC under the Lease;

         WHEREAS, Sublessor, Access, Hamilton, Zlot and Gans (each, an "Occupant") have agreed to occupy the Premises and divide all rental and other payments due under the Lease according to their respective percentage occupancy of the Premises;

         WHEREAS, Hamilton subsequently transferred its interests in and occupancy of the Premises to Sublessor;

         WHEREAS, Sublessor presently occupies approximately 2,100 square feet ("Sublessor's Premises") or 58.3% of the Premises, as depicted on EXHIBIT A attached hereto and made a part hereof, and pays rent and other payments due under the Lease according to its percentage occupancy of the Premises, as the same may exist from time to time; and

         WHEREAS, Sublessor now desires to sublease Sublessor's Premises to Sublessee and Sublessee desires to accept the sublease thereof.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, and the agreement of Sublessee, hereinafter set forth, Sublessor hereby subleases to Sublessee, Sublessor's right, title
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and interest to use and occupy the Premises, under and subject to the terms of the Lease which are incorporated herein by reference, and Sublessee hereby agrees to and does accept the Sublease and in addition expressly assumes and agrees to keep, perform, and fulfill all the terms, covenants, and obligations required to be kept under the Lease by Tenant and this Sublease by Sublessee. Sublessee shall neither do or permit anything to be done which would cause the Lease to be terminated or forfeited by reason of any termination or forfeiture reserved or vested in Landlord under the Lease.

         Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Lease. It is the intention of Sublessor and Sublessee that except as otherwise provided by the specific provisions set forth in this Sublease, the relation between Sublessor and Sublessee shall be governed by the Lease. Accordingly, for purposes of interpreting the terms and provisions of this Sublease, when in the Lease any reference is made to (i) Landlord the same shall be deemed to be a reference to Sublessor, (ii) Tenant the same shall be deemed to be a reference to Sublessee, (iii) "the Lease" or "this Lease" or any similar expression the same shall be deemed to be a reference to the Sublease herein made, and (iv) "the Premises" or any similar expression the same shall mean the "Sublessor's Premises" demised in this Sublease.

         NOTWITHSTANDING the foregoing:

         1. Term. The term of the Sublease (the "Term") shall commence on January 16, 2001 and will terminate on November 30, 2001 or at such earlier date on which the Lease shall terminate or expire.

         2. Sublessor's Pro Rata Share. Sublessor has notified Sublessee that Sublessor's Pro Rata Share of any and all amounts due under the Lease is 58.3% of such amounts. For the purposes of this Sublease Agreement, Sublessor's Pro Rata Share shall remain at 58.3%.

         3. Rent. Sublessee agrees to pay Sublessor $6,308.64 per month, plus Sublessor's Pro Rata Share of any increases in rental obligations under the Lease as provided for in Section 4.02(B) of the Lease and determined pursuant to
Section 4.03 of the Lease, as base rent ("Base Rent") under this Sublease. Base Rent is due and payable in advance on the first day of each calendar month during the Term. Base Rent for any portion of any month which is included in the term of this Sublease shall be pro-rated in the proportion that the number of days this Sublease is in effect during such partial month bears to the total number of days in the calendar month. Concurrently with the execution hereof, Sublessee shall pay Sublessor Base Rent for the first calendar month, or portion thereof, of this Sublease.

         4. Utilities and Services. Sublessee agrees to pay Sublessor's Pro Rata Share of all payments required by Tenant under the Lease with respect to utilities and services (the "Utility Payments") as set forth in Article 7 of the Lease.

         5. Additional Taxes. Sublessee agrees to pay Sublessor's Pro Rata Share of any amounts due under Section 4.08 of the Lease.

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         6. Payment. All Base Rent, payments for utilities and services, and other payments due under this Sublease shall be paid by Sublessee without notice or demand on the first day of each month and made payable to Internet Capital Group Operations, Inc. and mailed to:

                              Internet Capital Group Operations, Inc.
                              c/o Internet Capital Group, Inc.
                              435 Devon Park Drive
                              Building 600
                              Wayne, Pennsylvania 19087
                              Attention:  Kirk Morgan

         7. Payment for Additional Services. Sublessee shall pay Sublessor within five (5) days of receipt of an invoice therefor, all costs associated with Sublessee's use of the photocopy machine located on the Premises, provided that, Sublessor shall not bill Sublessee for such costs more than once in any calendar month. As of the date of the Sublease the cost per page for use of said photocopy machine is $.00412; Sublessor shall promptly notify Sublessee of any increase in such cost.

         8. Other Amounts Due. Sublessee agrees to pay Sublessor within five (5) days of the receipt of an invoice therefor, for any amounts or payments due to be paid by Sublessor under the Lease and not otherwise specified herein.

         9. Condition of Premises. Sublessee accepts the Premises in its "as is" condition as of the date this Sublease commences.

         10. Enforcing Obligations of Landlord Under Lease. Whenever under the terms of the Lease, Landlord shall fail to do some act or thing that is required of it to be done, Sublessee may, upon the prior written consent of Sublessor, which consent may be withheld and conditioned upon Sublessor's sole and absolute discretion, in the name of Sublessor enforce the performance of Landlord under the Lease, provided that, Sublessee shall indemnify and hold Sublessor harmless of and from any liability for any expense incurred in connection with Sublessee's unsuccessful prosecution of any proceedings or action so taken by Sublessee. In implementation of this indemnity, Sublessor may require that a security deposit, in such amount as Sublessor determines, be deposited with Sublessor. Sublessor agrees to cooperate fully in such enforcement and extend Sublessee such assistance that it may reasonably require, but this does not alter the release of Sublessor from responsibility for enforcing Landlord's obligations as to repairs, services, Quiet Enjoyment, or any other Landlord obligations under the Lease or applicable law. Sublessee recognizes that Sublessor shall have no obligation whatsoever to provide any services to Sublessee or to make any repairs to the Premises or Building, or to fulfill any obligation of Landlord under the Lease but that Sublessee will look solely to Landlord for such obligations and any other obligations Landlord is required to perform under the Lease. The foregoing includes the right, at Sublessee's election, to conduct any arbitration proceeding under the Lease when a dispute under that Lease is to be resolved by arbitration. Whenever any right or privilege is granted to Tenant under the Lease, or the Lease lodges any discretion in that tenant in respect to any matter or thing, Sublessor agrees not to exercise the right or privilege or


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its discretion as to the matter or thing concerned insofar as the latter may affect the Premises demised by this Sublease, except in a manner as directed by Sublessee, but Sublessee will indemnify and hold Sublessor harmless of and from any liability consequent upon Sublessor so acting with the same privilege of Sublessor to require a security deposit in implementation of the indemnity as above described.

         11. Maintenance and Repairs. During the Term, Sublessee shall perform all matters of repair in respect to the Premises that Sublessor as tenant is obligated to perform under the terms of the Lease. In respect to repairs that are required to be performed by Landlord under the Lease, Sublessee, pursuant to the provisions of Paragraph 10 hereunder, upon receipt of Sublessor's prior written consent shall be entitled to enforce such obligations in Sublessor's name, subject to the indemnity and hold-harmless provisions, including, without limitation, those pertaining to security, set forth in Paragraph 10, and Sublessee shall not look to Sublessor for the performance of those repairs. Sublessee shall pay Sublessor promptly upon demand any amounts due and payable by Sublessor as Tenant under Section 8.02 of the Lease.

         12. Use. The Premises shall be used for general business offices only.

         13. Insurance. Sublessee shall assume, be liable for and perform all insurance obligations of Sublessor as Tenant under the Lease. Such obligations shall be performed for Landlord and Sublessor. Sublessee agrees to pay Sublessor's Pro Rata Share of all premiums for all insurance required under the Lease.

         14. Brokers. Sublessee represents and warrants that it has not had dealings with any real estate broker, finder or other person with respect to this Sublease in any manner. Sublessee shall indemnify, defend and hold harmless Sublessor from any and all claims, actual or threatened, and all damages resulting from any claims that may be asserted against Sublessor by any broker, finder or other person with whom Sublessee had or purportedly has dealt.

         15. Alterations. Sublessee shall make no changes or alterations to the Premises. Sublessee shall pay Sublessor promptly and upon demand any amounts due and payable by Sublessor as Tenant under Article 9 of the Lease.

         16. Sublease and Assignment. Sublessee shall not sublease, license, assign, or otherwise transfer all or any portion of its interests in this Sublease or the Premises.

         17. Liability. Sublessee, to the extent permitted by law, waives all claims it may have against Sublessor, and against Sublessor's agents and employees for damage to person or property sustained by Sublessee or by any occupant of the Premises, including, without limitation, each Occupant, or by any other person, resulting from any part of the Building or the Premises, or any equipment or appurtenances becoming out of repair, or resulting from any accident in or about the Premises or the Building resulting directly or indirectly from any act or neglect of any tenant or occupant of any part of the Building or of any other person, including, without limitation, each Occupant, unless such damage is a result of the gross negligence of Sublessor or Sublessor's agents or employees. All personal property belonging to Sublessee or


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any occupant of the Premises, including, without limitation, each Occupant, that is in or on any part of the Building shall be there at the risk of Sublessee or of such other person or entity only, and Sublessor, its agents and employees shall not be liable for any damage thereto or for the theft or misappropriation thereof unless such damage, theft or misappropriation is a result of the gross negligence of Sublessor or Sublessor's agents or employees. Sublessee agrees to hold Sublessor harmless and indemnified against claims and liability for injuries to all persons and for damage to or loss of property occurring in or about the Premises or the Building, due to any act or negligence by Sublessee, its contractors, agents or employees. Sublessee shall also indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of any breach or default of the Lease or this Sublease on the part of Sublessee, its contractors, agents, or employees.

         18. Holdover. If Sublessee retains possession of the Premises or any part thereof after the termination of the Term, Sublessee shall pay Sublessor rent at a monthly rate equal to double the amounts required to be paid under Paragraphs 3, 4, 5, 7 and 8 of this Sublease for the time Sublessee thus remains in possession and, in addition thereto, Sublessee shall pay Sublessor for all damages, consequential as well as direct, sustained by reason of Sublessee's retention of possession. The provisions of this Paragraph do not exclude Sublessor's rights of re-entry or any other right hereunder.

         19. Sublessor's Representations and Warranties. Sublessor hereby represents and warrants that to Sublessor's actual knowledge as of the date hereof: (i) the Lease is in full force and effect, (ii) Sublessor has not received notice of any default under the Lease, and (iii) the building systems described in Sections 7.01(A), 7.01(B) and 7.01(E) of the Lease are in good working order.

         20. Notice. All notices or demands given or required to be given hereunder shall be in writing and shall be sent by Certified or Registered Mail, return receipt requested, postage prepaid, or by Federal Express or other overnight courier, addressed to the intended recipient's address or addresses set forth below or at such other address or addresses as shall be designated in writing by the party to receive notice. Any such notice shall be deemed to have been given (a) three (3) business days after the day of deposit in the United States mails or (b) one business day after the date sent by an overnight mail service, and if sent as aforesaid, shall be effective whether or not received by the addressee.

              For Sublessee:            RightWorks Corporation
                                        1075 East Brokow Road
                                        San Jose, California  95131
                                        Attention:  Jean Allington

              For Sublessor:            Internet Capital Group Operations, Inc.
                                        c/o Internet Capital Group, Inc.
                                        435 Devon Park Drive
                                        Building 600
                                        Wayne, Pennsylvania 19087
                                        Attention:  Henry Nassau


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         21. Miscellaneous. The parties stipulate:

                  (a) No receipt of money by Sublessor from Sublessee after the termination of this Sublease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of Sublessor's interests in the Premises shall reinstate, continue or extend the Term of this Sublease or affect any such notice, demand or suit or imply consent for any action for which Sublessor's consent is required.

                  (b) No waiver of any default of Sublessee hereunder shall be implied from any omission by Sublessor to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

                  (c) Neither party has made any representations or promises, except as contained herein, or in some further writing signed by the party making such representation or promise.

                  (d) Sublessor makes no representation or warranty as to the rentable or usable square feet included in the Premises except that the Premises constitute the entire Premises under the Lease.

                  (e) All payments due under this Sublease shall be considered "additional rent".

                  (f) Should Sublessor incur any attorneys' fees in enforcing this Sublease, Sublessee shall be liable for and pay such attorneys' fees to Sublessor within thirty (30) days of receiving a bill therefor.

         22. Default. Consistent with Sublessor's assuming all of Landlord's rights under the Lease vis-a-vis Sublessee, upon Sublessee's breach of this Sublease, including, without limitation, any Event of Default under the Lease, Sublessor shall have all the rights against Sublessee as would be available to Landlord against Tenant under the Lease if such breach were by Tenant thereunder.

         23. Power. Sublessee represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of California; it has the power and authority to enter into this Sublease and to comply with the terms and provisions hereof; and the execution, delivery and performance of this Sublease have been duly authorized by appropriate corporate action of Sublessee.

         24. Lease Exclusions. Any options to expand, cancel, renew or extend the Lease, including, without limitation, that certain Renewal Option set forth in Article 28 of the Lease, do not apply to this Sublease.


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         25. Entire Agreement. This Sublease and the Lease comprise the entire agreement of the parties.

         26. Sublessee's Disclaimer. Sublessee hereby (i) expressly waives the benefit of any applicable law available solely for the benefit of a tenant in a landlord-tenant relationship, (ii) disclaims the creation or existence of any landlord-tenant relationship by and between Sublessee and Sublessor with respect to the Premises, and (iii) releases Sublessor from any liability which Sublessor would incur solely from being characterized as a landlord under the terms and conditions of this Sublease.

         27. Counterparts. This Sublease may be executed in duplicate counterparts, each of which executed and acknowledged counterparts shall together constitute a single document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document, which may be recorded.

         28. Successors and Assigns. This agreement shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns, subject to (i) the provisions of Paragraph 16 herein and (ii) the provisions of the Lease dealing with assignment and subletting.

                   [Signatures commence on the following page]


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         Executed the day and year first above written.


                                   SUBLESSOR

                                   INTERNET CAPITAL GROUP
                                   OPERATIONS, INC., a Delaware corporation


                                   /s/ Ken Fox
                                   ________________________________________
                                   Name:   Ken Fox
                                   Title:  Managing Director


                   [Signatures continue on the following page]


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                                   SUBLESSEE

                                   RIGHTWORKS CORPORATION, a
                                   California corporation


                                   /s/  Larry Butler
                                   --------------------------
                                   Name: Larry Butler
                                   Title: Vice President



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                                    EXHIBIT A

                        [Floor Plan of leased Premises]